Exhibit 11.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Offering Statement on Form 1-A of our report dated December 28, 2020 relating to the financial statement of Connect Invest II LLC. We also consent to the reference of our firm under the caption “Experts” in this Offering Statement.

Las Vegas, Nevada

February 23, 2021